                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-K/A

                              AMENDMENT NO. 1 TO

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 22, 1995

                             PLAINS RESOURCES INC.
             (Exact name of registrant as specified in its charter)


          Delaware                       0-9808                  13-2898764
(State of other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


        1600 Smith                                                   77002
        Houston, Texas                                             (Zip Code)
(Address of principal executive offices)


       Registrant's telephone number, including area code (713) 654-1414

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(A)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

        AUDITED FINANCIAL STATEMENTS

        Report of Independent Accountants...........................................   F-1
        Statement of Revenues and Direct Operating Expenses for the years ended
          December 31, 1992, 1993, and 1994, and the nine month periods ended
          September 30, 1994 and 1995...............................................   F-2
        Notes to Statement of Revenues and Direct Operating Expenses................   F-3

(B)    PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

       Pro Forma Financial Information............................................    F-6
       Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1995....    F-7
       Pro Forma Condensed Consolidated Statement of Operations for the year
         ended December 31, 1994..................................................    F-8
       Pro Forma Condensed Consolidated Statement of Operations for
         the nine months ended September 30, 1995.................................    F-9
       Notes to Pro Forma Condensed Consolidated Financial Statements.............    F-10

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------


     To the Board of Directors and Stockholders of Marathon Oil Company and Plains Resources Inc.


     We have audited the accompanying statement of revenues and direct operating expenses of the Illinois Basin Properties appearing on pages F1 through F3 for the years ended December 31, 1992, 1993 and 1994 and the nine month periods ended September 30, 1994 and 1995. This statement is the responsibility of management. Our responsibility is to express an opinion on the statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement reflects the revenues and direct operating expenses of the Illinois Basin Properties as described in Note 1 and was prepared as described in Note 2 and is not intended to be a complete presentation of the revenues and expenses of the Illinois Basin Properties.

     In our opinion, the statement audited by us presents fairly, in all material respects, the revenues and direct operating expenses of the Illinois Basin Properties (and was prepared as described in Note 2 to the statement) for the years ended December 31, 1992, 1993 and 1994 and the nine month periods ended September 30, 1994 and 1995, in conformity with generally accepted accounting principles.



     PRICE WATERHOUSE LLP

     Houston, Texas
     February 20, 1996.

                         THE ILLINOIS BASIN PROPERTIES
                         -----------------------------


              STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
              ---------------------------------------------------
                           (IN THOUSANDS OF DOLLARS)




                                                                       NINE-MONTH PERIOD
                                       YEAR ENDED DECEMBER 31,         ENDED SEPTEMBER 30,
                                    ------------------------------   ---------------------
                                      1992       1993       1994       1994       1995
                                    --------   --------   --------   --------   ----------
Revenues:
   Crude oil revenues                $35,203    $29,823    $26,808    $20,051      $19,558
Direct operating expense:
  Lease operating expenses            16,753     17,104     16,799     12,537       11,550
                                     -------    -------    -------    -------      -------
Excess of revenues over direct
  operating expenses                 $18,450    $12,719    $10,009    $ 7,514      $ 8,008
                                     =======    =======    =======    =======      =======

        The accompanying notes are an integral part of this statement.

                         THE ILLINOIS BASIN PROPERTIES
                         -----------------------------


                       NOTES TO THE STATEMENT OF REVENUES
                         AND DIRECT OPERATING EXPENSES
                         -----------------------------



     NOTE 1 - THE PROPERTIES:
     -----------------------

     On December 22, 1995 and effective November 1, 1995, Plains Illinois Inc. ("Plains Illinois"), a wholly owned subsidiary of Plains Resources Inc. (the "Company") purchased interests in certain oil and gas producing and nonproducing properties (collectively, the "Illinois Basin Properties") in the Illinois Basin from Marathon Oil Company ("Marathon"). Only the Company's net interests in these properties are presented herein and are referred to as the Illinois Basin Properties.

     NOTE 2 - BASIS OF PRESENTATION:
     ------------------------------

     During the periods presented, the Illinois Basin Properties were owned by Marathon and were not accounted for as a separate entity. Certain costs, such as general and administrative expenses, interest expense and corporate taxes were not allocated to the Illinois Basin Properties by Marathon. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

     The Statement of Revenues and Direct Operating Expenses (the "Statement") was derived from the historical accounting records of Marathon and represents only the net interests in the Illinois Basin Properties acquired by Plains Illinois. Such information is presented on the accrual basis of accounting. Depreciation, depletion and amortization, allocated general and administrative expenses, interest expense and corporate income taxes are not included. Accordingly, the Statement is not intended to present financial position and results of operations in accordance with generally accepted accounting principles.


     NOTE 3 - RELATED PARTY TRANSACTION:
     ----------------------------------

     All production from the Illinois Basin Properties was sold to the downstream operations of Marathon during the periods presented.

     NOTE 4 - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED):
     ---------------------------------------------------------

     Information with respect to historical oil and gas producing activities of the Illinois Basin Properties acquired by Plains Illinois is presented in the following tables in compliance with FASB Statement No. 69, "Disclosures About Oil and Gas Producing Activities". Reserve information with regard to the Illinois Basin Properties is based on the January 1, 1996, reserve report prepared by Ryder Scott Company in accordance with regulations prescribed by the Securities and Exchange Commission (the "SEC"). The December 31, 1992, 1993 and 1994 reserve information was computed by adjusting such reserve report for production and changes in oil prices.

     ESTIMATED PROVED RESERVES

     Proved reserves are estimated quantities of crude oil which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. The following table sets forth proved and proved developed oil reserves for the Illinois Basin Properties (all located in the United States) as of December 31, 1992, 1993 and 1994 and the related changes in such reserves for the years ended December 31, 1992, 1993 and 1994 (in thousands of barrels of oil) (unaudited):

                                     AS OF OR FOR THE YEAR ENDED
                                             DECEMBER 31,
                                    ------------------------------
                                      1992       1993       1994
                                    --------   --------   --------
Proved oil reserves:
  Beginning Balance                  23,781     21,972     20,232
  Production                         (1,809)    (1,740)    (1,653)
                                     ------     ------     ------
  Ending Balance                     21,972     20,232     18,579
                                     ======     ======     ======

Proved developed oil reserves:
  Beginning Balance                  21,062     19,253     17,513
                                     ======     ======     ======
  Ending Balance                     19,253     17,513     15,860
                                     ======     ======     ======


STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL RESERVES

Estimated future net cash flows from proved oil reserves of the Illinois Basin Properties as of December 31, 1992, 1993 and 1994 are presented in the following table (in thousands of dollars) (unaudited):

                                                       YEAR ENDED DECEMBER 31,
                                                 ------------------------------------
                                                    1992         1993         1994
                                                 ----------   ----------   ----------
Future cash inflows                              $ 395,942    $ 264,437    $ 309,530
Future development costs                           (37,696)     (32,625)     (26,881)
Future production expense                         (229,071)    (210,433)    (194,577)
                                                 ---------    ---------    ---------
Future net cash flows (before income taxes)        129,175       21,379       88,072
Discounted at 10% per year                         (65,579)      (8,751)     (41,122)
                                                 ---------    ---------    ---------
Standardized measure of discounted future        $  63,596    $  12,628    $  46,950
  net cash flows (before income taxes)           =========    =========    =========


Future cash inflows were estimated by applying December 31, 1992, 1993 and 1994 prices to the estimated future production of proved reserves. Such prices were $18.02, $13.07 and $16.66, respectively. The future revenue streams were reduced by estimated future operating costs (including production and ad valorem taxes) and future development and abandonment costs, all of which were based on current costs, to determine the pretax net cash inflows. Future net cash inflows were discounted using a 10% annual discount rate to arrive at the standardized measure of future net cash flows before income taxes. Future income tax estimates were not included as the historical basis of the Illinois Basin Properties is not relevant.

CHANGE IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL RESERVES

The following table sets forth the changes in the standardized measure of discounted future net cash flows from proved oil reserves for the years ended December 31, 1992, 1993 and 1994 (in thousands of dollars)
(unaudited):

                                                    YEAR ENDED DECEMBER 31,
                                               ---------------------------------
                                                 1992        1993        1994
                                               ---------   ---------   ---------
Balance, beginning of year                     $ 71,278    $ 63,596    $ 12,628
Sales, net of production expenses               (18,450)    (12,719)    (10,009)
Net changes in sales and transfer prices,         3,640     (44,609)     43,068
  net of production expenses
Accretion of discount                             7,128       6,360       1,263
                                               --------    --------    --------
Balance, end of year                           $ 63,596    $ 12,628    $ 46,950
                                               ========    ========    ========

The information presented with respect to estimated future net revenues and cash flows and the present value thereof is not intended to represent the fair value of oil reserves. Actual future sales prices and production and development costs may vary significantly from those in effect at December 31, 1994, and actual future production may not occur in the periods or amounts projected. This information is presented to allow a reasonable comparison of reserve values prepared using standardized measurement criteria and should be used only for that purpose.

                     PLAINS RESOURCES INC. AND SUBSIDIARIES
                        PRO FORMA FINANCIAL INFORMATION


     The accompanying unaudited pro forma financial statements are presented to reflect the acquisition by Plains Illinois Inc. ("Plains Illinois"), a wholly owned subsidiary of Plains Resources Inc. (the "Company"), of all of the upstream oil and gas assets of Marathon Oil Company ("Marathon") in the Illinois Basin (the "Illinois Basin Properties"). The acquisition closed on December 22, 1995, and was effective November 1, 1995. Historical information presented for the Illinois Basin Properties consists of the audited Statement of Revenues and Direct Operating Expenses. During the periods presented, the Illinois Basin Properties were owned by Marathon and were not accounted for as a separate entity. Certain costs, such as general and administrative expenses, interest expense and corporate taxes were not allocated to the Illinois Basin Properties by Marathon. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

     The unaudited Pro Forma Balance Sheet is presented as if the acquisition of the Illinois Basin Properties occurred on September 30, 1995, and the unaudited Pro Forma Statements of Operations for the year ended December 31, 1994, and the nine months ended September 30, 1995, are presented as if the acquisition occurred on January 1, 1994, and January 1, 1995, respectively. The pro forma financial statements are presented based on adjustments to the historical financial statements of the Company, and the audited Statement of Revenues and Direct Operating Expenses of the Illinois Basin Properties, and are not necessarily indicative of future operations of the Company. The unaudited pro forma financial statements should be read in conjunction with the notes thereto and the Audited Statement of Revenues and Direct Operating Expenses of the Illinois Basin Properties included in item 7 (a) of this Form 8. In addition, reference should be made to the financial statements of the Company included in Form 10K for the year ended December 31, 1994, and included in Form 10-Q for the nine months ended September 30, 1995, filed with the Securities and Exchange Commission.

                     PLAINS RESOURCES INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1995

                                                               HISTORICAL              PRO FORMA
                                                               -----------   ---------------------------
                                                                 PLAINS       ADJUSTMENTS      COMBINED
                                                               -----------   --------------   ----------
                                                                            (in thousands)
ASSETS

CURRENT ASSETS                                                  $  46,444    $        --      $  46,444
                                                                ---------    -----------      ---------
PROPERTY AND EQUIPMENT
Oil and gas properties - full cost method:
   Subject to amortization                                        278,686         36,500(a)     315,186
   Not subject to amortization                                     37,722         15,000(a)      52,722
Downstream assets, primarily crude oil terminal and
 storage facility                                                  32,595             --         32,595
Other property and equipment                                        6,419             --          6,419
                                                                ---------    -----------      ---------
                                                                  355,422         51,500        406,922
Less accumulated depreciation, depletion and amortization        (133,064)            --       (133,064)
                                                                ---------    -----------      ---------
                                                                  222,358         51,500        273,858
                                                                ---------    -----------      ---------
OTHER ASSETS                                                        8,359             --          8,359
                                                                ---------    -----------      ---------
                                                                $ 277,161    $    51,500      $ 328,661
                                                                =========    ===========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                             $  52,730    $        --      $  52,730
                                                                ---------    -----------      ---------
BANK DEBT                                                          50,000         44,973         94,973
SUBORDINATED DEBT                                                 100,000             --        100,000
OTHER LONG-TERM LIABILITIES                                         4,692             --          4,692
                                                                ---------    -----------      ---------
                                                                  207,422         44,973        252,395
                                                                ---------    -----------      ---------
STOCKHOLDERS' EQUITY
Preferred stock, stated at liquidation preference                     481             --            481
Common stock                                                        1,532             80(a)       1,612
Additional paid-in capital                                        111,325          6,447(a)     117,772
Accumulated deficit                                               (43,599)            --        (43,599)
                                                                ---------    -----------      ---------
                                                                   69,739          6,527         76,266
                                                                ---------    -----------      ---------
                                                                $ 277,161    $    51,500      $ 328,661
                                                                =========    ===========      =========

        The accompanying notes are an integral part of this statement.

                     PLAINS RESOURCES INC. AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                  HISTORICAL                 PRO FORMA
                                              -------------------   ---------------------------
                                               PLAINS    ILLINOIS     ADJUSTMENTS     COMBINED
                                              --------   --------   ---------------   ---------
                                                  (in thousands, except per share amounts)
REVENUE
Oil and natural gas sales                     $ 57,234    $26,808       $   706(b)    $ 84,748
Marketing, transportation and storage          199,239         --            --        199,239
Interest and other income                          223         --            --            223
                                              --------    -------       -------       --------
                                               256,696     26,808           706        284,210
                                              --------    -------       -------       --------
EXPENSES
Production expenses                             27,220     16,799        (2,970)(c)     41,049
Purchases, transportation and storage          193,049         --            --        193,049
General and administrative                       6,966         --           264(d)       7,230
Depreciation, depletion and amortization        16,305         --         5,047(e)      21,352
Interest expense                                12,585         --         1,490(f)      14,075
                                              --------    -------       -------       --------
                                               256,125     16,799         3,831        276,755
                                              --------    -------       -------       --------

NET INCOME BEFORE INCOME TAXES                     571     10,009        (3,125)         7,455
Provision for income taxes                          --         --            --(g)          --
                                              --------    -------       -------       --------

NET INCOME                                    $    571    $10,009       $(3,125)      $  7,455
                                              ========    =======       =======       ========

Net income per common and common
   equivalent share                           $   0.04                                $   0.60(h)
                                              ========                                ========
Weighted average number of common and
   common equivalent shares                     11,625                                  12,423
                                              ========                                ========
Net income per common and common
   equivalent share assuming
   full dilution                              $   0.04                                $   0.53(h)
                                              ========                                ========

Weighted average number of common and
   common equivalent shares assuming
   full dilution                                13,270                                  14,111
                                              ========                                ========

        The accompanying notes are an integral part of this statement.

                     PLAINS RESOURCES INC. AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                                                  HISTORICAL                 PRO FORMA
                                              -------------------   ---------------------------
                                               PLAINS    ILLINOIS     ADJUSTMENTS     COMBINED
                                              --------   --------   ---------------   ---------
                                                  (in thousands, except per share amounts)
REVENUE
Oil and natural gas sales                     $ 45,614    $19,558       $   474(b)    $ 65,646
Marketing, transportation and storage          246,632         --            --        246,632
Interest and other income                          264         --            --            264
                                              --------    -------       -------       --------
                                               292,510     19,558           474        312,542
                                              --------    -------       -------       --------
EXPENSES
Production expenses                             21,160     11,550        (1,875)(c)     30,835
Purchases, transportation and storage          241,794         --            --        241,794
General and administrative                       5,527         --           198(d)       5,725
Depreciation, depletion and amortization        12,238         --         3,381(e)      15,619
Interest expense                                10,075         --         1,176(f)      11,251
                                              --------    -------       -------       --------
                                               290,794     11,550         2,880        305,224
                                              --------    -------       -------       --------

NET INCOME BEFORE INCOME TAXES                   1,716      8,008        (2,406)         7,318
Provision for income taxes                          --         --            --(g)          --
                                              --------    -------       -------       --------

NET INCOME                                    $  1,716    $ 8,008       $(2,406)      $  7,318
                                              ========    =======       =======       ========

Net income per common and common
 equivalent share                             $   0.10                                $   0.43(h)
                                              ========                                ========
Weighted average number of common and
 common equivalent shares                       15,951                                  16,749
                                              ========                                ========

        The accompanying notes are an integral part of this statement.

                     PLAINS RESOURCES INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF TRANSACTION

     The accompanying unaudited pro forma financial statements are presented to reflect the acquisition of the Illinois Basin Properties. The unaudited Pro Forma Balance Sheet is presented as if the acquisition of the Illinois Basin Properties occurred on September 30, 1995, and the unaudited Pro Forma Statements of Operations for the year ended December 31, 1994, and the nine months September 30, 1995, are presented as if the acquisition occurred on January 1, 1994 and 1995, respectively. The pro forma financial statements are presented based on adjustments to the historical financial statements of Plains Resources Inc. (the "Company"), and the audited Statement of Revenues and Direct Operating Expenses of the Illinois Basin Properties, and are not necessarily indicative of future operations for the Company. During the periods presented, the Illinois Basin Properties were owned by Marathon and were not accounted for as a separate entity. Certain costs, such as general and administrative expenses, interest expense and corporate taxes were not allocated to the Illinois Basin Properties by Marathon. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

     The aggregate purchase price paid by Plains Illinois, a wholly owned subsidiary of the Company, was approximately $51.5 million including transactional costs, and consisted of (i) the issuance of 798,143 shares of the Company's common stock (the "Common Stock") valued at approximately $6.5 million and (ii) approximately $45 million cash.

     The cash portion of the purchase price was financed through a combination of an advance under the Company's existing revolving credit facility with Internationale Nederlanden (U.S.) Capital Corporation ("INCC") and certain other lenders and a $42 million loan to Plains Illinois from INCC under a Credit Agreement dated December 22, 1995.

NOTE 2 - PRO FORMA ADJUSTMENTS (UNAUDITED)

     The unaudited Pro Forma Balance Sheet reflects the following adjustment:

     (a) - To reflect the issuance of Common Stock and bank borrowings for the acquisition of the Illinois Basin Properties. The value of the Common Stock issued in connection with the acquisition as well as other costs and accruals included in the purchase price are set forth below (in thousands):

          798,143 shares of Common Stock
            at an average price of $8.18 per share          $ 6,527
          Cash financed through bank borrowings              44,973
                                                            -------
                                                            $51,500
                                                            =======

   The purchase price of the assets acquired was allocated as follows:

          Oil and gas properties:
             Subject to amortization                        $36,500
             Not Subject to amortization                     15,000
                                                            -------
                                                            $51,500
                                                            =======

The unaudited Pro Forma Statements of Operations reflect the following adjustments:

(b) - To adjust oil and natural gas sales to reflect the terms of the sales contract entered into by the Company for the production from the Illinois Basin Properties. Under the terms of the sales contract, the Company will receive a price equal to the NYMEX spot oil prices less $.65 per barrel for approximately 95% of production and NYMEX less $1.25 for the remainder.

(c) - To record the reduction in production expenses resulting from certain cost saving measures implemented by the Company. These savings consist primarily of reductions in labor, electricity and vehicle costs and were implemented by the Company after closing.

(d) - To reflect general and administrative expenses associated with the Illinois Basin Properties.

(e) - To adjust depreciation, depletion and amortization ("DD&A") calculated on the pro forma balance of oil and natural gas properties subject to amortization. DD&A for oil and natural gas properties is computed using the unit of production method at a rate of $3.14 per BOE for the year ended December 31, 1994 and $3.00 per BOE for the nine months ended September 30, 1995.

(f) - To reflect interest expense, net of amounts capitalized, on borrowings made to fund the purchase of the Illinois Basin Properties.

(g) - No adjustment was required to the Company's tax provision for 1994. Further, based on the Company's estimate of pro forma income, utilizing available credits and net operating loss carry forwards, any tax provision for the nine months ended September 30, 1995, would not be material.

(h) - Earnings per share has been calculated based on the Company's weighted average number of common and common equivalent shares outstanding plus the number of shares of Common Stock issued in connection with the acquisition of the Illinois Basin Properties.

NOTE 3 - OTHER PRO FORMA INFORMATION (UNAUDITED)

CHANGES IN PRO FORMA ESTIMATED PROVED RESERVES

     The following table sets forth the changes in estimated proved reserves for the year ended December 31, 1994, for the Company on a pro forma basis assuming acquisition of the Illinois Basin Properties on January 1, 1994 (unaudited).

                                                    OIL       GAS
                                                  (MBBLS)   (MMCF)
                                                  -------   -------
Estimated proved reserves:
  Beginning of year                               38,810    49,397
  Revisions of previous estimates                 16,834     4,365
  Extensions, discoveries, improved recovery       4,362     1,182
  Sales of reserves-in-place                         (16)     (446)
  Purchase of reserves-in-place
    (including Illinois Basin Properties)         24,740        80
  Production                                      (5,488)   (3,569)
                                                  ------    ------
  End of year                                     79,242    51,009
                                                  ======    ======


STANDARDIZED MEASURE OF FUTURE NET CASH FLOWS

     The following table reflects the pro forma standardized measure of discounted future net cash flows of proved oil and gas reserves as of December 31, 1994, assuming the acquisition of the Illinois Basin Properties occurred on December 31, 1994. The information is based on prices in effect as of December 31, 1994, and current costs, discounted at a rate of 10% per year. Future income tax expense is computed by applying the statutory federal income tax rate to the future pre-tax net cash flows relating to estimated proved oil and gas reserves, net of the tax basis of the properties involved and tax credits (unaudited).

Future cash inflows (before income taxes)                      $1,198,260
Future development costs                                          (89,576)
Future production expenses                                       (605,921)
                                                               ----------
Future net cash flows (before income taxes)                       502,763
Discounted at 10% per year                                       (222,417)
                                                               ----------
Standardized measure of discounted future net cash flows
   (before income taxes)                                          280,346
Discounted future income tax expense                              (32,828)
                                                               ----------
Standardized measure of discounted future net cash flows       $  247,518
                                                               ==========

CHANGES RELATING TO THE STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH
FLOWS

     Principal changes in the pro forma standardized measure of discounted future net cash flows attributable to proved oil and gas reserves for the year ended December 31, 1994, are as follows, assuming the acquisition of the Illinois Basin Properties occurred on January 1, 1994 (unaudited):

Standardized measure - January 1, 1994                                             $130,489
Sales and transfers, net of production expenses                                     (43,699)
Net change in sales and transfer prices, net of production expenses                  29,840
Changes in estimated future development costs                                        (9,477)
Extensions, discoveries and improved recovery, net of costs                          14,928
Previously estimated development costs incurred during the current period             2,995
Purchase of reserves-in-place (including acquisition of Illinois Basin Properties)   81,579
Sales of reserves-in-place                                                             (426)
Revision of quantity estimates                                                       71,188
Accretion of discount                                                                13,454
Net change in income taxes                                                          (28,778)
Changes in estimated timing of production and other                                 (14,575)
                                                                                   --------
Standardized measure - December 31, 1994                                           $247,518
                                                                                   ========

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PLAINS RESOURCES INC.

                                          By: /s/ Phil Kramer
                                             ----------------------------
                                             Vice President and
                                             Chief Financial Officer

Date: February 21, 1996